Exhibit 10

VALLEY FINANCIAL CORPORATION

STOCK PURCHASE AND SUBSCRIPTION AGREEMENT

Subject to the terms of this Stock Purchase and Subscription Agreement, dated as of September 27, 2004 (the “Agreement”), the parties listed below (jointly and severally “Buyer”) hereby offer to purchase and subscribe for the number of shares of common stock of Valley Financial Corporation, a Virginia corporation and registered bank holding company (the “Company”) set forth in the attached Schedule 1. Upon satisfaction of the terms set forth below, each Buyer promises to acquire the shares of common stock in the Company as described in Schedule 1 (the “Shares”) at a price of $14.00 per share, to be paid in cash at the time of the stock purchase. Upon receipt of such consideration and completion of the stock purchase, certificates for the shares shall be issued to each Buyer as per Schedule 1, and such shares shall be fully paid and nonassessable.

This stock purchase is subject to the following additional conditions, all of which must be satisfied before the stock purchase is completed:

(i) Receipt of a fairness opinion as to the purchase price of the Shares, dated as of September 16, 2004, from a reputable investment banking company selected by and satisfactory to the Company’s board of directors;

(ii) Registration of the Shares with the Securities and Exchange Commission (“SEC”) by a Registration Statement (“Registration Statement”) pursuant to the Securities Act of 1933, as amended (“Securities Act”);

(iii) The passage of five days (“Review Period”) after receipt by Buyer of the Registration Statement unless during the Review Period Buyer notifies Company in writing of any concerns or questions Buyer may have in connection with the information in the Registration Statement (other than the $14.00 price per share stipulated hereby). Failure to provide such notification within such period shall constitute a waiver of the Review Period condition. If Buyer notifies the Company in writing of such concerns or questions during the Review Period and such concerns or questions relate to material adverse information in the Registration Statement not previously disclosed to or publicly available to Buyer prior to the date hereof, Buyer may terminate this Agreement in the event that the Company does not provide responses to such concerns or questions that are reasonably satisfactory to Buyer; and

(iv) The granting of any other required Company regulatory approvals.

Buyer and Company also agree that the cost for registration of the Shares with the SEC will be shared equally by the Company and Buyer, up to a maximum aggregate total of $60,000. The Company shall select the law firm and direct the registration process. Buyer will reimburse one half of the Company’s out-of-pocket costs, in total, for the registration effort within ten (10) days after receiving an itemized accounting of those costs, except that Buyer shall not be liable for any registration costs if the registration effort is unsuccessful.

Each Buyer agrees that such Buyer will read the Registration Statement within the Review Period and that such Buyer will not rely on any representations in connection with

Buyer’s purchase of the Shares other than those set forth in the Registration Statement. In addition, each Buyer represents that such Buyer is a sophisticated investor with substantial experience in matters of this sort, that such Buyer has had an opportunity to review the financial statements of the Company and ask any question of management that such Buyer wishes, and that such Buyer is an accredited investor, as that term is defined in Rule 501 promulgated under the Securities Act. Buyer understands that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon Buyer. Buyer further understands and agrees that each Buyer’s rights to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of the Company. The obligations and duties of the Buyer under this Agreement are not joint and several.

WE EACH HAVE READ AND UNDERSTAND THIS

PURCHASE AGREEMENT AND SUBSCRIPTION OFFER.

MOZART One, L.L.C.		MOZART Three, L.L.C.

By	/s/ Eugenia L. Taubman	By	/s/ Nicholas F. Taubman
Its:	Manager	Its:	Manager
	September 27, 2004		September 27, 2004
	Date		Date

Taxpayer I.D. (Social Security No.)		Taxpayer I.D. (Social Security No.)

/s/ Nicholas F. Taubman
Nicholas F. Taubman (individually)*

Taxpayer I.D. (Social Security No.)

*	If joint tenancy or tenancy-by-the-entirety is desired, both names and signatures are required; if a corporation, this Agreement must be executed by its president; if a limited liability company, by a manager of the LLC; if a trust, by all trustees; if a partnership, by any general partner.

Please complete the reverse side.

Accepted by:

VALLEY FINANCIAL CORPORATION

By	/s/ Ellis L. Gutshall	September 27, 2004
Date
Its:	President

BUYERS	NUMBER OF SHARES
Mozart One, L.L.C.,	125,000
(a South Dakota LLC)
Mozart Three, L.L.C.,	25,000
(a South Dakota LLC)
Nicholas F. Taubman	125,000
(a resident of Roanoke, Virginia)